                                                                   EXHIBIT 4.1

            INCORPORATED                                PAR VALUE
       UNDER THE LAWS OF THE                         $.01 PER SHARE
         STATE OF MARYLAND
                                    {LOGO}

  THIS CERTIFICATE IS TRANSFERABLE                  CUSIP 026917 10 4
 IN DALLAS, TEXAS; CLEVELAND, OHIO;         SEE REVERSE FOR CERTAIN DEFINITIONS
       AND NEW YORK, NEW YORK

                    CERTIFICATE FOR SHARES OF COMMON STOCK
                  AMERICAN INDUSTRIAL PROPERTIES REIT, INC.
                            A MARYLAND CORPORATION


THIS CERTIFIES THAT

                                   SPECIMEN


IS THE REGISTERED HOLDER OF


            FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

American Industrial Properties REIT, Inc. (the "Corporation"), a corporation incorporated under the laws of the State of Maryland by Articles of Incorporation filed January 12, 1994, as amended from time to time (the "Articles of Incorporation"). This certificate is not valid unless countersigned and registered by a Transfer Agent and Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of the Corporation's duly authorized represenataives.

DATED:                               COUNTERSIGNED AND REGISTERED:
                                                SOCIETY NATIONAL BANK
                                     BY                         TRANSFER AGENT
                                                                 AND REGISTRAR
          /s/ CHARLES W. WOLCOTT
          CHIEF EXECUTIVE OFFICER        {SEAL}

          /s/ MARC A. SIMPSON                             AUTHORIZED SIGNATURE
          SECRETARY




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                  AMERICAN INDUSTRIAL PROPERTIES REIT, INC.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, OR THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A CLASS IN SERIES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OR CLASSES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO ITS TRANSFER AGENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY (1) BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF 9.8% (OR SUCH OTHER PERCENTAGE AS MAY BE PROVIDED IN THE CHARTER OF THE CORPORATION) OF THE AGGREGATE VALUE OF ALL OUTSTANDING STOCK (UNLESS SUCH PERSON IS THE EXISTING HOLDER), OR (2) BENEFICIALLY OWN STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF THE RESTRICTIONS ON OWNERSHIP OR TRANSFER ARE VIOLATED, THE SHARES OF STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY CONVERTED INTO SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE CORPORATION. THE CORPORATION HAS THE OPTION TO REDEEM SHARES OF EXCESS STOCK UNDER CERTAIN CIRCUMSTANCES. ALL TERMS IN THIS LEGEND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED THERETO IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP OR TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM - as tenants in common               UNIF GIFT MIN ACT _____________  Custodian __________
        TEN ENT - as tenants by the entireties                            (Cust)                 (Minors)
        JT TEN  - as joint tenants with right of                      under Uniform Gifts to Minors
                  survivorship and not as tenants                     Act_________________________
                  in common                                                    (State)

                  Additional abbreviations may also be used though not in the above list.


        For value received_______________________________ hereby sell, assign and trasnfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
/                                    /__________________________________________

________________________________________________________________________________
                  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                    INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________ Shares
of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.

Date: ____________________


                                  X________________________________
                                               (Signature)

       NOTICE:
THE SIGNATURE(S) TO THIS ASSIGNMENT
MUST CORRESPOND WITH THE NAME(S)
AS WRITTEN UPON THE FACE OF THE
CERTIFICATE IN EVERY PARTICULAR
WITHOUT ALTERATION OR ENLARGEMENT
OR ANY CHANGE WHATEVER.
                                  X________________________________
                                               (Signature)

                                  THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                  "ELIGIBLE GUARANTOR INSTITUTION" AS DEFINED
                                  IN THE SECURITIES AND EXCHANGE ACT OF 1934
                                  AS AMENDED.
                                  SIGNATURE(S) GUARANTEED BY: